Exhibit 10.1
                          SHARE PURCHASE AGREEMENT


     THIS SHARE PURCHASE AGREEMENT is entered into on the 27th day of September, 1999 between:

     ORESA VENTURES N.V., a company organized and existing under the laws of the Netherlands Antilles, with registered offices at Scharlooweg 81, Curacao, the Netherlands Antilles and CELOX S.A., a company organized existing under the laws of Luxembourg, with registered offices at Avenue Pasteur 3, L-2311 Luxembourg ("Buyers");

     and

     BALTIC INTERNATIONAL USA, INC., a corporation organized and existing under the laws of the state of Texas, USA, with principal offices at 5151 San Felipe, Suite 1661, Houston, Texas 77056, USA ("Seller").

     WHEREAS, AIRO Catering Services, Sweden A.B. is a private limited liability company organized under the laws of Sweden, having a registration number 556535-6028, with an address at Box 216, 19047 Stockholm Arlanda, Sweden (the "Company");

     WHEREAS, the Company has an authorized share capital of 100,000 SEK which is made up of one class and one series of shares divided into 1,000 SEK shares of 100 SEK par value each (the "Shares"), of which 1,000 Shares are currently issued and outstanding;

     WHEREAS, Seller sold 230 Shares to the Buyers through a share purchase agreement dated June 30, 1999;

     WHEREAS, Seller is the registered and beneficial owner of 229 Shares, constituting approximately 22.9% of the issued and outstanding Shares, Buyers are the beneficial owners of 230 Shares, constituting 23.0% of the issued and outstanding Shares, TOP Flight Catering AB, a company organized and existing under the laws of Sweden ("TOPflight"), is the registered and beneficial owner of 491 Shares, constituting approximately 49.1% of the issued and outstanding Shares and LSG Lufthansa Service Europa/Afrika GmbH, a company organized and existing under the laws of the Federal Republic of Germany ("LSG") is the registered and beneficial owner of 50 Shares, consisting approximately 5.0% of the issued and outstanding Shares;

     WHEREAS, at the time of the execution of this Purchase Agreement, the reorganization of the AIRO-group was still ongoing which will result in the Company being the beneficial and legal owner of AIRO Catering Services, Ltd., a company organized and duly existing under the laws of the British Virgin Islands (the "Subsidiary") and all of the assets of the Subsidiary (the "Reorganization");

     WHEREAS, Seller is the registered and beneficial owner of 107,377 shares in the Subsidiary, constituting approximately 22.7% of the issued and outstanding shares of the Subsidiary, Buyers are the beneficial owners of 110,000 shares in the Subsidiary, constituting approximately 23.2% of the issued and outstanding shares of the Subsidiary, TOPflight is the registered and beneficial owner of 232,809 shares in the Subsidiary, constituting approximately 49.1% of the issued and outstanding shares of the Subsidiary and LSG is the registered and beneficial owner of 23,694 shares in the Subsidiary, constituting approximately 5.0% of the issued and outstanding shares of the Subsidiary;

     WHEREAS, in connection with the ongoing Reorganization, all the shares in the subsidiary shall be contributed to the Company in exchange for newly issued Shares in the Company;

     WHEREAS, Seller desires to sell, and Buyers desire to purchase, 229 of the Shares in the Company and 107,377 shares in the Subsidiary (collectively, the "Sale Shares") at the price and upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.   DEFINITIONS

     For all purposes of this Purchase Agreement, certain capitalized terms specified in Exhibit A, except as otherwise expressly provided.

2.   SALE AND PURCHASE OF SHARES

     2.1.   Sale and Purchase of Shares

            On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, Seller agrees to sell to Buyers, and Buyers agree to purchase from Seller, the Sale Shares for:

            (i) cash of US$1,145,000 (one million one hundred forty-five thousand US dollars); and

            (ii) the Buyers will forgive any and all unpaid interest and principal (aggregating approximately US$200,000) on the US$2,000,000 loan under the Promissory Note dated September 29, 1997 to the Seller.

     2.2.   Payment of Purchase Price

            At the Closing, Buyers shall deliver the Purchase Price consisting of cash by wire transfer to a bank account designated by Seller.

3.   REPRESENTATIONS AND WARRANTIES

     Seller and Buyers represent warrant as set forth in the Representations and Warranties attached hereto as Exhibit B.

4.   CLOSING

     4.1.   Closing of Sale and Purchase

            The Closing shall take place upon the execution and delivery of this Agreement on the date hereof.

     4.2.   Deliveries by Seller

            At the Closing, Seller shall deliver to Buyers:

            (i) certificates representing the Sale Shares, if any, with appropriate share transfer forms and such endorsements or other documentation as may be required to transfer title in the Sale Shares to Buyers; and

            (ii) a copy of all necessary resolutions adopted by the Board of Directors of Seller authorizing the transactions contemplated by this Purchase Agreement.

     4.3.   Deliveries by Buyers

            At the Closing and subject to Section 4.2, Buyers shall deliver the following to Seller:

            (i)   the Purchase Price in accordance with Section 2.2; and

            (ii) a copy of all necessary resolutions adopted by the respective Board of Directors of Buyers, authorizing the transactions contemplated by this Purchase Agreement.

5.   SURVIVAL OF REPRESENTATIONS; RELEASES; AND REMEDIES

     5.1.   Survival of Representations

            All representations, warranties, covenants, indemnities and other Agreements made by any party to this Purchase Agreement herein or pursuant hereto shall survive the Closing and any investigation, audit or inspection at any time made by or on behalf of any party hereto.

     5.2.   Releases

            5.2.1   Releases by Seller

                    Seller will release the Buyers from any and all claims in connection with this sale of the Sale Shares of the Company.

            5.2.2   Releases by Buyers

                    Buyers will release Seller from any and all claims in connection with this purchase of the Sale Shares of the Company.

     5.3.   Remedies

            The remedies provided herein shall be cumulative and shall not preclude the assertion by Seller or Buyers of any other rights or the seeking of any other remedies, including specific performance, against the other, or their respective successors or assigns.

6.   MISCELLANEOUS

     6.1.   Additional Actions and Documents

            Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further Documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Purchase Agreement.

     6.2.   Expenses

            Except as may otherwise be provided hereunder, each party hereto shall pay its own expenses incident to this Purchase Agreement and the transactions contemplated hereunder.

     6.3.   Assignment

            No party hereto shall assign any of its rights and obligations under this Purchase Agreement, in whole or in party, whether by operation of law of otherwise, without the prior written consent of the other party hereto, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by a party hereto of its respective rights or obligations under this Purchase Agreement release such party from its liabilities and obligations hereunder.

     6.4.   Entire Agreement; Amendment

            This Purchase Agreement, including the Exhibits and other Documents referred to herein or furnished pursuant hereto, constitutes the entire Agreement among the parties hereto with respect to the transactions contemplated herein, and its supersedes all prior oral or written Agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Purchase Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification or discharge is sought.

     6.5.   Waiver

            No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Purchase Agreement or under any other Documents furnished in connection with or pursuant to this Purchase Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     6.6.   Consent to Jurisdiction

            6.6.1.   Jurisdiction

                     This Purchase Agreement and the duties and obligations of Buyers and Seller hereunder shall be enforceable against Buyers and Seller in the courts of Houston, Texas. For such purpose, Buyers and Seller each hereby irrevocably submits to the non-exclusive jurisdiction of such courts, and agrees that all claims in respect of this Purchase Agreement may be heard and determined in any of such courts.

            6.6.2.   Enforceability

                     Buyers and Seller each hereby irrevocably agrees that a final judgment of any of the courts specified above in any action or proceeding relating to this Purchase Agreement shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     6.7.   Governing Law

            This Purchase Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of Houston, Texas (but excluding the choice-of-law rules thereof).

     6.8.   Severability

            If any part of any provision of this Purchase Agreement or any other Agreement or Document given pursuant to or in connection with this Purchase Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Purchase Agreement.

     6.9.   Notices

            All notices demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Purchase Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified post, return receipt requested, postage prepaid, or transmitted by telegram, fax or telex, addressed as follows:

            (i)   If to Buyers:

                  Oresa Ventures N.V.               Celox S.A.
                  Waterloo Office Park              Waterloo Office Park
                  Building O                        Building O
                  Dreve de Richelle 161             Dreve de Richelle 161
                  1410 Waterloo                     1410 Waterloo
                  Belgium                           Belgium

                  Fax:  +32 2 357 55 05             Fax:  +32 2 357 55 05

           (ii)   If to Seller:

                  Baltic International USA, Inc.
                  5151 San Felipe, Suite 1661
                  Houston, Texas 77056
                  USA

                  Fax:  +1 713-961-9298

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, faxed or telexed in the manner described above, or which shall be delivered to a telegraphy company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a fax or telex) the answer back being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     6.10.   Headings

             Article and Section headings contained in this Purchase Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Purchase Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     6.11.   Execution in Counterparts

             To facilitate execution, this Purchase Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Purchase Agreement to produce or account for more than a number of counterparts containing the respective signature of, or on behalf of, all of the parties hereto.

     6.12.   Limitation on Benefits

             The covenants, undertakings and agreements set forth in this Purchase Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, administrators, legal representatives and permitted assigns.

     6.13.   Binding Effect

             Subject to any provisions hereof restricting assignment, this Purchase Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, administrators, legal representatives and permitted assigns.

___________________________________________


     IN WITNESS WHREOF, the parties hereto have caused this Purchase Agreement to be duly executed on their behalf, on the day and year first above written.


ORESA VENTURES N.V.                         CELOX S.A.

By:  /s/ Fredrik Ragmark                    By:  /s/ Joans af Jochnick
     ------------------------------              -------------------------
     Fredrik Ragmark                              Jonas af Jochnick
     Managing Director                              Chairman


BALTIC INTERNATIONAL USA, INC.

By:  /s/ David A. Grossman
       ----------------------------
     David A. Grossman
     President and Chief Financial Officer

                                    EXHIBIT A

                                   DEFINITIONS


"Agreement"              means any concurrence of understanding and intention
                         between two or more persons or entities with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

"Article"                means an Article of this Purchase Agreement.

"Buyers" has the meaning set out in the preamble to this Purchase Agreement.

"Claims" means all demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and disbursements.

"Closing"                means the closing of the sale and purchase of the
                         Sale Shares pursuant to this Purchase Agreement.

"Company"                has the meaning set out in the preamble to this
                         Purchase Agreement.

"Documents"              means any paper or other material (including, without
                         limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

"Encumbrance"            means any mortgage, lien, pledge, encumbrance,
                         security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

"Exhibit"                means an exhibit attached to the Purchase Agreement.

"Laws" means all foreign, national and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property;
                         employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection).

"Ordinary Course
of Business"             means ordinary course of business consistent with
                         past practices and prudent business operations.

"Purchase Agreement"     means this Share Purchase Agreement, including,
                         without limitation, all Exhibits hereto.

"Purchase Price"         means the purchase price for the Sale Shares to be
                         sold and purchased pursuant to the Purchase
                         Agreement.

"Reorganization"         has the meaning set out in the preamble to this
                         Purchase Agreement.

"Representations
and Warranties"          means the representations and warranties attached
                         hereto as Exhibit C. For the avoidance of doubt, the uncapitalized term "representations and warranties" includes, but is not limited to, the Representations and Warranties attached hereto as Exhibit C.

"Sale Shares"            means the Shares to be purchased by Buyers hereunder
                         pursuant to Article 2.

"Section"                means a Section (or a subsection) of this Purchase
                         Agreement.

"Seller" has the meaning set out in the preamble to this Purchase Agreement.

"Shares" has the meaning set out in the preamble to this Purchase Agreement.

"Subsidiary"             has the meaning set out in the preamble to this
                         Purchase Agreement.




                                   EXHIBIT B

                         REPRESENTATIONS AND WARRANTIES


1.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyers as set forth below.

     1.1.   Title to Sale Shares

            Seller is the lawful owner of the Sale Shares. Since the date of the issuance of the Sale Shares to Seller, there has been no event, or action taken (or failure to take action) by or against Seller, which has resulted or might result in the creation of any Encumbrance on the Sale Shares. Seller has good, valid and marketable title to the Sale Shares, free and clear of all Encumbrances, with full right and lawful authority to sell and transfer the shares to Buyers pursuant to this Purchase Agreement.

     1.2.   Transfer of Title

            Upon Buyers' payment for the Sale Shares pursuant to the terms of this Purchase Agreement, Buyers will acquire good, valid and marketable title thereto, free and clear of all Encumbrances.

     1.3.   Authorization

            The execution, delivery and performance by Seller of this Purchase Agreement and all other Documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by its board of directors (which authorization has not been modified or rescinded and is in full force and effect), and will not:
(a) conflict with, or violate any provision of, the memorandum or articles of association of Seller or (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which Seller is a party or by which Seller is bound. No other corporate action is necessary for Seller to enter into this Purchase Agreement and all other Documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

     1.4.   Binding Obligation

            This Purchase Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms; and each Document to be executed by Seller pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Seller, enforceable in accordance with its terms.


2.   REPRESENTATIONS AND WARRANTIES OF BUYERS

     Buyers hereby represent and warrant to Seller as follows:

     2.1.   Authorization

            The execution, delivery and performance by Buyers of this Purchase Agreement and all other Documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by Buyers of the transactions contemplated hereby and thereby have been duly authorized by their respective board of directors (which authorization has not been modified or rescinded and is in full force and effect), and will not: (a) conflict with, or violate any provision of, the memorandum or articles of association of Buyers or (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which Buyers are a party or by which Buyers are bound. No other corporate action is necessary for Buyers to enter into this Purchase Agreement and all other Documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

     2.2   Binding Obligation

           This Purchase Agreement constitutes a valid and binding obligation of Buyers, enforceable in accordance with its terms. Each Document to be executed by Buyers pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Buyers, enforceable in accordance with its terms.